                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of AnnTaylor Stores Corporation and to the incorporation by reference therein of our report on the combined financial statements of the AnnTaylor Woven Division of Cygne Designs, Inc., CAT US Inc. and C.A.T. (Far East) Limited and Subsidiary included in AnnTaylor Stores Corporation's Form 8-K filed with the Securities and Exchange Commission on June 21, 1996.

                                                               ERNST & YOUNG LLP


New York, New York
October 15, 1996